CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement No. 333-151733 on Form S-8 of Sun Life Financial Inc. of our report dated June 18, 2010 relating to the financial statements of Sun Advantage Savings and Investment Plan (formerly the United States Employees’ Sun Advantage Savings and Investment Plan), appearing in the Annual Report on Form 11-K of Sun Advantage Savings and Investment Plan for the year ended December 31, 2009.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

June 18, 2010